                                                                    Exhibit 4.25
                                                                    ------------

                         _____________________________


                         REGISTRATION RIGHTS AGREEMENT

                                 by and among

                       ALEXANDER HAAGEN PROPERTIES, INC.

                                      and

          NORTH MOUNTAIN VILLAGE SHOPPING CENTER LIMITED PARTNERSHIP

                                  dated as of

                                August 20, 1998


                         _____________________________

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
Definitions.................................................................   1
     "Agreement"............................................................   1
     "Commencement Date"....................................................   1
     "Company"..............................................................   1
     "Company Common Stock".................................................   1
     "Company Registration Expenses"........................................   2
     "Commission"...........................................................   2
     "Contribution Agreement"...............................................   2
     "Exchange Act".........................................................   2
     "Issuee OP Units"......................................................   2
     "NASD".................................................................   2
     "Registration Expenses"................................................   2
     "Securities Act".......................................................   2
     "Shelf Registration"...................................................   2

Shelf Registration..........................................................   3
     Obligation to File.....................................................   3
     Black-Out Periods of the Issuee........................................   3
     Number of Shelf Registrations..........................................   3
     Notice.................................................................   3
     Expenses...............................................................   4

Registration Procedures.....................................................   4

Preparation; Reasonable Investigation.......................................   6

Indemnification.............................................................   6
     Indemnification by the Company.........................................   6
     Indemnification by the Issuee..........................................   7
     Notices of Claims, etc.................................................   7
     Other Indemnification..................................................   8
     Indemnification Payments...............................................   8
     Contribution...........................................................   8

Covenants Relating to Rule 144..............................................   8

Miscellaneous...............................................................   9
     Counterparts...........................................................   9
     Governing Law..........................................................   9
     Entire Agreement.......................................................   9
     Notices................................................................   9
     Successors and Assigns.................................................  10
     Headings...............................................................  10
     Amendments and Waivers.................................................  10
     Interpretation; Absence of Presumption.................................  11

     Severability.........................................................  11

                         REGISTRATION RIGHTS AGREEMENT


          This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of
                                                   ---------
August 20, 1998, by and among Alexander Haagen Properties, Inc., a Maryland corporation (the "Company") and North Mountain Village Shopping Center Limited
                  -------
Partnership, a California limited partnership, (the "Issuee").  Capitalized
                                                     ------
terms not otherwise defined herein have the meaning ascribed to them in the Contribution Agreement (as herein after defined).

          WHEREAS, the Company, Alexander Haagen Properties Operating Partnership, L.P., a California limited partnership (the "OP" and together with
                                                          --
the Company, "Haagen"), and Issuee have entered into a Contribution Agreement,
              ------
dated as of August 4, 1998 (the "Contribution Agreement"), that provides for the
                                 ----------------------
transfer by Issuee to the OP and the acceptance by the OP of certain Property (as defined in the Contribution Agreement);

          WHEREAS, Issuee will receive from the OP as part of the consideration for the Property certain OP Units; and

          WHEREAS, in order to induce the Issuee to enter into the Contribution Agreement, the Company has agreed to provide the registration rights set forth herein;

          NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

          1.  Definitions.  As used herein, the following terms shall have the
              -----------
following meanings:

          (a) "Agreement" shall have the meaning set forth in the first
               ---------
     paragraph hereof.

          (b) "Commencement Date" shall mean the first anniversary of the date
               -----------------
     of this Agreement.

          (c) "Company" shall have the meaning set forth in the first paragraph
               -------
     hereof.

          (d) "Company Common Stock" shall mean the common stock of the Company.
               --------------------

          (e) "Company Registration Expenses" shall mean the fees and
               -----------------------------
     disbursements of counsel and independent public accountants for the Company incurred in connection with the Company's performance of or compliance with this Agreement, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, and any premiums and other costs of policies of insurance obtained by the Company against liabilities arising out of the sale of any securities.

          (f) "Commission" shall mean the Securities and Exchange Commission,
               ----------
     and any successor thereto.

          (g) "Contribution Agreement" shall have the meaning set forth in the
               ----------------------
     second paragraph hereof.

          (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as
               ------------
     amended, and any successor thereto, and the rules and regulations thereunder.

          (i) "Issuee" shall have the meaning set forth in the first paragraph
               ------
     hereof.

          (j) "Issuee OP Units" shall mean the OP Units received by the Issuee
               ---------------
     pursuant to the Contribution Agreement.

          (k) "NASD" shall mean the National Association of Securities Dealers,
               ----
     Inc.

          (l) "OP Units" shall mean the units of limited partnership interest in
               --------
     Alexander Haagen Properties Operating Partnership, L.P., a California limited partnership.

          (m) "Registration Expenses" shall mean all registration, filing and
               ---------------------
     stock exchange or NASD fees, all fees and expenses of complying with securities or blue sky laws, all printing expenses, messenger and delivery expenses, any fees and disbursements of any separate counsel retained by the Issuee, and transfer taxes, if any, and any premiums and other costs of policies of insurance obtained by the Issuee against liabilities arising out of the public offering of securities, including Company Registration Expenses, but specifically excludes any fees and disbursements of underwriters customarily paid by sellers of securities who are not the issuers of such securities and all underwriting discounts and commissions.

          (n) "Securities Act" shall mean the Securities Act of 1933, as
               --------------
     amended, and any successor thereto, and the rules and regulations thereunder.

          (o) "Shelf Registration" shall have the meaning set forth in
               ------------------
     Section 2(a).

          2.  Shelf Registration
              ------------------

          (a) Obligation to File.  As soon as possible after the Commencement
              ------------------
     Date, but in no event later than 60 days after the Commencement Date, the Company will cause to be filed with the Commission a registration statement under Rule 415 of the Securities Act for the exchange of all of the Issuee OP Units then owned by Issuee for Company Common Stock (the "Shelf
                                                                  -----
     Registration"). The Company shall use its reasonable best efforts to cause
     ------------
     the Shelf Registration to become effective, and keep the Shelf Registration continuously effective until the exchange of all of the Issuee OP Units for Company Common Stock registered thereunder has been completed. During the period during which the Shelf Registration is effective, the Company shall supplement or make amendments to the Shelf Registration, if required by the Securities Act and shall use its reasonable best efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing.

          (b) Black-Out Periods of the Issuee.  Notwithstanding anything herein
              -------------------------------
     to the contrary, (i) the Company shall have the right from time to time to require the Issuee not to exchange under the Shelf Registration or to suspend the effectiveness thereof during the period starting with the date 30 days prior to the Company's good faith estimate, as certified in writing by an executive officer of the Company to the Issuee, of the proposed date of filing of a registration statement or a preliminary prospectus supplement relating to an existing shelf registration statement, in either case, pertaining to an underwritten public offering of equity securities of the Company for the account of the Company, and ending on the date 75 days following the effective date of such registration statement or the date of filing of the final prospectus supplement, and (ii) the Company shall be entitled to require the Issuee not to exchange under the Shelf Registration or to suspend the effectiveness thereof (but not for a period exceeding 75 days in any calendar year) if the Company determines, in its good faith judgment, that such exchange or continued effectiveness would interfere with any material financing, acquisition, disposition, corporate reorganization or other material transaction involving the Company or any of its subsidiaries or public disclosure thereof would be required prior to the time such disclosure might otherwise be required, or when the Company is in possession of material information that it deems advisable not to disclose in a registration statement.

          (c) Number of Shelf Registrations.  The Company shall be obligated to
              -----------------------------
     effect, under this Section 2, only one Shelf Registration. A Shelf Registration shall not be deemed to have been effected if such registration cannot be used by the Issuee for more than 60 days as a result of any stop order, injunction or other order of the Commission or other Government Authority for any reason other than an act or omission of the Issuee, and all the Issuee OP Units registered thereunder are not exchanged.

          (d) Notice.  The Company shall give the Issuee prompt notice in the
              ------
     event that the Company has suspended exchanges of Issuee OP Units under
     Section 2(b).

          (e) Expenses.  All Registration Expenses incurred in connection with
              --------
     the Shelf Registration shall be borne by the Company.

          3.  Registration Procedures.  In connection with the filing of any
              -----------------------
registration statement as provided in Section 2, the Company shall use its reasonable best efforts to, as expeditiously as reasonably practicable:

          (a) prepare and file with the Commission the requisite registration statement (including a prospectus therein) to effect such registration and use its reasonable best efforts to cause such registration statement to become effective, provided that before filing such registration statement or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Issuee, at least five business days prior to the filing thereof, copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel before any such filing is made, and the Company will comply with any reasonable request made by such counsel to make changes in any information contained in such documents relating to the Issuee;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration and to comply with the provisions of the Securities Act with respect to the exchange of all Issuee OP Units covered by such registration statement until all of such securities have been exchanged for Company Common Stock;

          (c) furnish to the Issuee such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statements (including each complete prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, including documents incorporated by reference, as the Issuee may reasonably request;

          (d) register or qualify all Company Common Stock issued in exchange for Issuee OP Units under such other securities or blue sky laws of such jurisdictions as the Issuee shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable the Issuee to consummate the acquisition in such jurisdictions of registered Company Common Stock to be received by the Issuee in exchange for the Issuee OP Units, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this paragraph be obligated to be so qualified, or to consent to general service of process in any such jurisdiction, or to subject the Company to any material tax in any such jurisdiction where it is not then so subject;

          (e) cause all Company Common Stock covered by such registration statement to be registered with or approved by such other Government Authority as may be reasonably necessary to enable the Issuee to consummate the acquisition of such Company Common Stock to be received by the Issuee in exchange for the Issuee OP Units;

          (f) furnish to the Issuee a signed counterpart, addressed to the Issuee, of

              (i) an opinion of counsel for the Company, dated the effective date of such registration statement, reasonably satisfactory in form and substance to the Issuee, and

              (ii) to the extent permitted by then applicable rules of professional conduct, a "comfort" letter, dated the effective date of such registration statement, signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, all as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities;

          (g) immediately notify the Issuee at any time when the Company becomes aware that a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and if any Issuee OP Units have not been exchanged for Company Common Stock, promptly (but in any event, within five business days) prepare and furnish to the Issuee a reasonable number of copies of a supplement to or an amendment of such prospectus;

          (h) comply or continue to comply in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and not file any amendment or supplement to such registration statement or prospectus to which the Issuee shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act;

          (i) provide a transfer agent and registrar for all Company Common Stock covered by such registration statement not later than the effective date of such registration statement; and

          (j) list all Company Common Stock covered by such registration statement on each securities exchange on which any of the Company Common Stock is then listed.

In connection with any registration statement, prospectus or other document filed or prepared pursuant to this Agreement, the Issuee shall furnish in writing to the Company such information regarding the Issuee (and any of its affiliates), the Company Common Stock to be sold, the intended method of distribution of such Company Common Stock, and such other information reasonably requested by the Company. Such writing shall expressly state that it is being furnished to the Company for use in the preparation of a registration statement, preliminary prospectus, supplementary prospectus, final prospectus or amendment or supplement thereto, as the case may be.

     The Issuee agrees by acquisition of the Issuee OP Units that upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (g) of this Section 3, the Issuee will forthwith discontinue its exchange of Issuee OP Units pursuant to the registration statement relating to such Issuee OP Units until the Issuee's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (g) of this Section 3.

          4.  Preparation; Reasonable Investigation.  In connection with the
              -------------------------------------
preparation and filing of the Shelf Registration under the Securities Act, the Company will give the Issuee and its counsel the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers, its counsel and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Issuee's counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

          5.  Indemnification
              ---------------

          (a) Indemnification by the Company.  In the event of any registration
              ------------------------------
     of any Company Common Stock under the Securities Act pursuant to this Agreement, the Company will, and hereby does, indemnify and hold harmless the Issuee and its affiliates, officers, directors, agents, partners and representatives against any losses, claims, damages or liabilities, joint or several, to which the Issuee may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Company Common Stock was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company will reimburse the Issuee for any reasonable legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceedings; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Issuee specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Issuee and shall survive the transfer of such securities by the Issuee.

          (b) Indemnification by the Issuee.  The Issuee will, and hereby does,
              -----------------------------
     indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 5) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any untrue statement or alleged untrue statement of a material fact in or omission or alleged omission to state a material fact from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Issuee specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, or controlling person and shall survive the transfer of such securities by the Issuee.

          (c) Notices of Claims, etc.  Promptly after receipt by an indemnified
              -----------------------
     party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.

          (d) Other Indemnification.  Indemnification similar to that specified
              ---------------------
     in the preceding paragraphs of this Section 5 (with appropriate modifications) shall be given by the Company and the Issuee with respect to any required registration or other qualification of securities under any federal or state law or regulation of Governmental Authority other than the Securities Act.

          (e) Indemnification Payments.  The indemnification required by this
              ------------------------
     Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

          (f) Contribution.  If, for any reason, the foregoing indemnity is
              ------------
     unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of the expense, loss, damage or liability, (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or
     (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in the proportion as is appropriate to reflect not only the relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

          6.  Covenants Relating to Rule 144.  The Company will file in a timely
              ------------------------------
manner (taking into account any extensions granted by the Commission), information, documents and reports in compliance with the Exchange Act and will, at its expense, forthwith upon the request of the Issuee, deliver to the Issuee a certificate, signed by the Company's principal financial officer, stating (a) the Company's name, address and telephone number (including area code), (b) the Company's Internal Revenue Service identification number, (c) the Company's Commission file number, (d) the number of shares of Company Common Stock and the number of shares of Company Preferred Stock outstanding as shown by the most recent report or statement published by the Company, and (e) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least 90 days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder. If at any time the Company is not required to file reports in compliance with either Section 13 or Section 15(d) of the Exchange Act, the Company will, at its expense, forthwith upon the written request of the Issuee, make available adequate current public information with respect to the Company within the meaning of paragraph (c)(2) of Rule 144 of the General Rules and Regulations promulgated under the Securities Act.

          7.  Miscellaneous
              -------------

          (a) Counterparts. This Agreement may be executed in one or more
              ------------
     counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 7, provided receipt of copies of such counterparts is confirmed.

          (b) Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
              -------------
     IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF.

          (c) Entire Agreement.  This Agreement (including agreements
              ----------------
     incorporated herein) contains the entire agreement between the parties with respect to the subject matter hereof and there are no agreements or understandings between the parties other than those set forth or referred to herein. This Agreement is not intended to confer upon any person not a party hereto (and their successors and assigns) any rights or remedies hereunder.

          (d) Notices.  All notices and other communications hereunder shall be
              -------
     sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to the Company shall be addressed to:

          Alexander Haagen Properties, Inc.
          3500 Sepulveda Boulevard
          Manhattan Beach, CA 90266
          Attention: Chief Executive Officer
          Telecopy Number: (310) 546-8455
          with a copy to:

          Latham & Watkins
          633 West Fifth Street
          Suite 4000
          Los Angeles, CA 90071
          Attention: John M. Newell
          Telecopy Number: (213) 891-8763

or at such other address and to the attention of such other person as the Company may designate by written notice to the Issuee. Notices to the Issuee shall be addressed to:

          North Mountain Village Shopping Center Limited Partnership c/o Western Investment Management Company
          18770 Cox Avenue
          Saratoga, California 95070
          Attention: Charles L. Marsh Jr.
          Telecopy Number: (408) 871-0360

          with a copy to:

          Western Brokerage, Inc.
          45 Golden Currant Circle
          Reno, Nevada 89511
          Attention: Henry G. Winans Jr.
          Telecopy Number: (702) 849-7662

          (e) Successors and Assigns.  This Agreement shall be binding upon and
              ----------------------
     inure to the benefit of the parties hereto and their respective successors. Neither party shall be permitted to assign any of its rights hereunder to any third party, except that if (i) the Issuee transfers or pledges any or all Issuee OP Units to a third party in accordance with the requirements of the OP's Agreement of Limited Partnership and such third party agrees to be bound by the Contribution Agreement, the transferee or pledgee of the Issuee OP Units shall be considered an intended beneficiary hereof and may exercise all rights of the Issuee hereunder, and (ii) any person included within the definition of the term the Issuee shall be permitted to assign its rights hereunder to any other person included within such definition.

          (f) Headings.  The Section and other headings contained in this
              --------
     Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or other headings contained herein mean Sections or other headings of this Agreement unless otherwise stated.

          (g) Amendments and Waivers.  This Agreement may not be modified or
              ----------------------
     amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

          (h) Interpretation; Absence of Presumption.  For the purposes hereof,
              --------------------------------------
     (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, paragraph or other references are to the Sections, paragraphs, or other references to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, and (v) provisions shall apply, when appropriate, to successive events and transactions.

          This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

          (i) Severability.  Any provision hereof which is invalid or
              ------------
     unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

          IN WITNESS WHEREOF, this Registration Rights Agreement has been signed by or on behalf of each of the parties hereto as of the day first above written.


                         ALEXANDER HAAGEN PROPERTIES, INC.,
                         a Maryland corporation


                         By:  /s/ STUART J.S. GULLARD
                              -----------------------------------
                              Name:  Stuart J.S. Gullard
                              Title: Senior Vice President
                                     Chief Financial Officer



                         NORTH MOUNTAIN VILLAGE SHOPPING CENTER LIMITED PARTNERSHIP, a California limited partnership

                         By:  WESTERN INVESTMENT PROPERTIES, III,
                              a California general partnership
                         Its: General Partner



                              By:/s/ HENRY G. WINANS JR.
                                 --------------------------------
                                 Henry G. Winans Jr.
                                 General Partner



                              By:/s/ CHARLES L. MARSH JR.
                                 --------------------------------
                                 Charles L. Marsh Jr.
                                 General Partner